Exhibit 99.1

NEWS RELEASE
Westell promotes Jeniffer Jaynes to Chief Financial Officer
AURORA, IL, November 5, 2020 - Westell Technologies, Inc. (OTC Pink Open Markets: WSTL), a leading provider of high-performance network infrastructure solutions, announces the promotion of Jeniffer Jaynes to Chief Financial Officer. Jaynes was previously appointed to Interim Chief Financial Officer in September of 2019.

“Ms. Jaynes performed exceptionally as our Interim Chief Financial Officer and made significant contributions to the company,” said Tim Duitsman, president and CEO of Westell. “Ms. Jaynes is a key member of the executive team and led Westell through the recent reverse/forward split transaction.”
“Ms. Jaynes leadership experience and knowledge of Westell’s financial systems made her the obvious choice as our CFO. The Westell Board and I have complete confidence in her skills as Westell’s CFO,” added Duitsman.
Ms. Jaynes will continue to lead the financial and information technology departments within Westell.

Ms. Jaynes, previously served as the Company’s Vice President and Corporate Controller since July 1, 2018, and will continue to serve in these capacities. She previously served as the Company’s Assistant Vice President of Financial Reporting from 2016 until 2018, and as Director of SEC Reporting from 2007 to 2016. Ms. Jaynes initially joined the Company in 1996 and held various accounting positions with the Company through 2000. Prior to rejoining the Company in 2007, Ms. Jaynes served as the Director of SEC Reporting at Infinity Property and Casualty Corporation and as the Manager of Financial Reporting at Pemco Aviation Group, Inc. (subsequently known as Alabama Aircraft Industries, Inc.). Ms. Jaynes is a Certified Public Accountant and began her career as an auditor with Arthur Andersen LLP.
This news release will be posted on the Investor Relations section of Westell's website: http://ir.westell.com.
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About Westell Technologies
Westell is a leading provider of high-performance network infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, the product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effects of the Company's accounting policies, retention of key personnel, the effects and consequences of the COVID-19 pandemic or other pandemics, and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2020, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

For additional information, contact:
Tim Duitsman
Chief Executive Officer
Westell Technologies, Inc.
+1 (630) 898 2500
tduitsman@westell.com